UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2019

Service Corporation International

(Exact Name of Registrant as Specified in Charter)

Texas	1-6402-1	74-1488375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway

Houston Texas

77019

(Address of Principal Executive Offices, and Zip Code)

(713) 522-5141

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2019, Service Corporation International (the “Company”) issued $750 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”), pursuant to the indenture dated as of February 1, 1993 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Indenture”), as supplemented by the Fifteenth Supplemental Indenture dated as of May 21, 2019 between the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee and BOKF, NA, as series trustee (the “Fifteenth Supplemental Indenture”). The Company will use net proceeds from the offering, together with cash on hand, to repurchase its $425 million aggregate principal amount of 5.375% Senior Notes due 2022 pursuant to the Company’s previously announced tender offer and consent solicitation, repay outstanding borrowings under its revolving credit facility, and pay related fees and expenses.

On May 21, 2019, the Company exercised its early settlement option for the previously announced tender off and consent solicitation (the “Tender Offer”). As of 5:00 p.m., New York City time, on May 20, 2019, the Company had received tenders for approximately $326 million in aggregate principal amount of its outstanding 5.375% Senior Notes due 2022 (the “Tender Notes”).

As part of the tender offer, the Company solicited consents from the holders of the Tender Notes for authorization to eliminate certain of the restrictive covenants contained in the indenture governing the Tender Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments to the indenture required consents from holders of at least a majority in aggregate principal amount outstanding of the Notes. The Company announced today that the requisite consents were received from holders of the Tender Notes in the consent solicitation and executed a Sixteenth Supplemental Indenture dated as of May 21, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Sixteenth Supplemental Indenture”) to implement the Proposed Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 7, 2019.

A copy of the Indenture, the Fifteenth Supplemental Indenture, the form of note representing the Notes, and the Sixteenth Supplemental Indenture are attached as Exhibit 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 8.01	Other Information

On May 21, 2019, the Company issued a press release announcing that it had completed the sale of the Notes and a press release announcing the early settlement of the Tender Offer. A copy of these press releases are attached as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

4.1	Indenture dated as of February 1, 1993 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))

4.2	Fifteenth Supplemental Indenture dated as of May 21, 2019 between Service Corporation International, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as original trustee and BOKF, NA, as series trustee

4.3	Form of 5.125% Senior Notes due 2029 (included in Exhibit 4.2)

4.4	Sixteenth Supplemental Indenture dated as of May 21, 2019 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BOK, NA, as series trustee under the Fifteenth Supplemental Indenture dated as of May 21, 2019

99.1	Press Release dated May 21, 2019, in respect of the settlement of the Notes

99.2	Press Release dated May 21, 2019, in respect of the early settlement of the Tender Offer

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2019

By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger Senior Vice President Chief Financial Officer